UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   January 8, 2009


                                   Cosi, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                       000-50052               06-1393745
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(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


1751 Lake Cook Road, 6th Floor; Deerfield, Illinois                60015
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:   (847) 597-8800


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          (Former Name or Former Address, if Changed Since Last Report)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Cosi, Inc. (the "Company") has reached an agreement in principle in the previously disclosed matter of Charles Gray vs. Cosi, Inc., Docket No.: FST CV 05 4002871 S, filed in the Superior Court in the Judicial District of Stamford/Norwalk in Stamford in the State of Connecticut (the "Superior Court").

Under the terms of the agreement in principle, which is subject to the approval of the Superior Court and execution of a definitive stipulation, the Company will pay the plaintiff a total of $1.3 million in installments. The Company will make an initial cash payment of $300,000 and the balance will be paid pursuant to a 36-month, interest-free note, which will be secured by certain physical assets of the Company located in the State of Connecticut and 239,543 shares of the Company's treasury stock. The amount of the note will be reduced by up to $200,000 if the Company exercises certain prepayment rights under the note.

As previously disclosed, this action involves claims by a former employee relating to vesting and valuation of stock options. The plaintiff claims compensatory and punitive damages by reason of alleged breach of contract, improper withholding of wages, wrongful termination, conversion, breach of covenant of good faith and fair dealing, fraud, statutory theft and violation of the Connecticut Unfair Trade Practices Act. A jury trial was commenced in late July 2008, and, on August 13, 2008, the jury returned a verdict in favor of plaintiff on all counts except those alleging fraud, wrongful termination and negligent representation. The jury also found that the plaintiff was entitled to attorneys' fees on certain counts. The total judgment calculated by the Court was approximately $2.6 million, including compensatory damages (or multiples thereof), consequential damages, interest, attorneys' fees and offer of judgment interest, reduced by remittitur to approximately $1.6 million.

The settlement is subject to the execution of a definitive stipulation and approval of the settlement terms by the Superior Court. There can be no assurance as to if and when these contingencies will be satisfied. If the contingencies are not satisfied, the litigation will not be settled and the litigation process, including the Company's appeal of the judgment, will resume.

Although the Company believes it has valid defenses and has vigorously defended this case, the Company believes that settling the litigation is in the best interests of the Company and its shareholders.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Cosi, Inc.


Date:  January 8, 2009

                                            /s/ William E. Koziel
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                                         Name:  William E. Koziel
                                         Title: Chief Financial Officer